UQM TECHNOLOGIES ORDERS VALENCE'S U-CHARGE POWER SYSTEMS FOR U.S. AIR FORCE
     ELECTRIC TRUCK APPLICATION: PERFORMANCE, VALUE AND SAFETY OF SAPHION(R)
                    LITHIUM-ION TECHNOLOGY DRIVES SELECTION

AUSTIN, TEXAS, JANUARY 12, 2005 - Valence Technology, Inc. (Nasdaq: VLNC), a leader in the development and commercialization of Saphion(R) technology, the only safe large format lithium-ion rechargeable battery technology, has received an order from UQM Technologies, Inc (AMEX: UQM), a developer of alternative energy technologies, for its U-Charge(TM) Power Systems. UQM is evaluating 30 U-Charge systems for use in an advanced half-ton electric powered pickup truck that they are developing for the United States Air Force (USAF).

"We are pleased to see strong customer interest in our U-Charge Power System for electric and hybrid electric vehicle applications," stated Valence CEO Stephan Godevais. "Saphion technology's unique combination of safety, performance and low cost, makes lithium-ion a viable technology for this burgeoning industry. UQM is a leading provider of power dense and highly efficient electric motors, generators and controllers targeting the alternative energy sector and we are pleased to be working with them," continued Stephan Godevais.

UQM develops and manufactures electric and hybrid electric propulsion systems for a variety of on-road and off-road vehicles. Until recently, the only option for the hybrid/electric vehicle industry was the NiMH (nickel metal-hydride) rechargeable battery. Valence is the first company to commercialize a large format phosphate-based lithium-ion product. UQM selected the U-Charge Power System based on its cost effectiveness and ability to deliver on performance as well as safety - all specific requirements of the military. UQM is in the technology demonstration phase of the program to prove the electric vehicle concept.

"We selected Valence's U-Charge product, a high performing lithium-ion battery, which we expect will significantly outperform the nickel metal hydride battery solutions used in electric vehicle applications in the past." stated William G. Rankin, President and Chief Executive Office, UQM Technologies, Inc. "The ability of our combined technologies to overcome some of the limitations of previously developed electric vehicles could potentially lead to a resurgence of interest in zero emission vehicles of all types, from electric trucks to unmanned vehicles," continued Rankin.

Increasingly, the military is seeking lighter and quieter vehicles to lessen its impact on the environment and enable greater mobility for large troop deployments. Switching to electric applications will result in the reduction of fuel usage and the amount of waste in landfills.

Valence's Saphion-based technology contains no heavy metals, negating any of the disposal issues that plague other traditional lead acid technologies. Also as Saphion technology is a lithium-ion chemistry, its superior performance ensures that its cycle life and lack of "memory effect" will increase the longevity of Valence products over traditional NiMH batteries.

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ABOUT THE U-CHARGE POWER SYSTEM
The U-Charge Power System is a family of lithium-ion energy storage systems that offers superior run-time, requires little to no maintenance, and delivers greater energy density, reliability, long life and intrinsic safety. The U-Charge powers a variety of motive applications including hybrid and electric vehicles, scooters and wheelchairs. Built on a phosphate cathode core, the U-Charge's Saphion technology is intrinsically safe and environmentally friendly. The U-Charge combines the power and performance of lithium-ion with Saphion technology's safety characteristics to challenge the dominance of NiMH batteries.

ABOUT UQM TECHNOLOGIES, INC.
UQM Technologies, Inc. (AMEX: UQM) is a developer and manufacturer of power dense, high efficiency electric motors, generators and power electronic controllers for the automotive, aerospace, medical, military and industrial markets. A major emphasis of the Company is developing products for the alternative energy technologies sector including propulsion systems for electric, hybrid electric and fuel cell electric vehicles, 42-volt under-the-hood power accessories and other vehicle auxiliaries and distributed power generation applications. The Company's headquarters, engineering and product development center, and motor manufacturing operation are located in Frederick, Colorado. For more information on the Company, please visit its worldwide Web site at www.uqm.com.

ABOUT VALENCE TECHNOLOGY, INC.
Valence is a leader in the development and commercialization of Saphion(R) technology, the only safe large format Lithium-ion rechargeable battery technology. Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion technology and Lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Henderson, Nevada and Suzhou, China. Valence is traded on the NASDAQ SmallCap Market under the symbol VLNC and can be found on the Internet at www.valence.com.

FORWARD-LOOKING STATEMENT
The information contained herein includes "forward-looking statements." The company cautions readers not to put undue reliance on forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those described herein, for the reasons, among others, discussed in our reports filed with the Securities and Exchange Commission.


MEDIA CONTACT                                     INVESTOR CONTACT

Lois Paul Partners, LLC                           Valence Technology, Inc.
Daphne Kent                                       Kimberly Allen
daphne_kent@loispaul.com                          kimberly.allen@valence.com
(512) 638-5305                                    (512) 527-2921


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